SECOND AMENDMENT TO PROJECT MANAGEMENT SERVICES AGREEMENT

This Second Amendment to Project Management Services Agreement (this "Second Amendment"), dated as of April 24, 2024 (the "Agreement") is made and entered into effective June 28, 2024 the ("Amendment Effective Date") by and between: (i) Bitech Technologies Corporation, a Delaware corporation ("Bitech"); (ii) Emergen Energy LLC, a Delaware limited liability company and a wholly owned subsidiary of Bitech ("Emergen"); and (iii) Energy Independent Partners LLC, a Delaware limited liability company ("EIP"). Each of Bitech, Emergen, and EIP may be referred to herein collectively as the "Parties" and separately as a "Party".

WHEREAS, the First Amendment to Project Management Services Agreement (the "First Amendment") was effective as of June 28, 2024;

WHEREAS, the Parties now desire to amend the Agreement and any subsequent amendments, including the First Amendment, as set forth in this Second Amendment;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Section 2.06 Payment for Services. Section 2.06 is deleted in its entirety and replaced with the following:

(a) In consideration of the provision of the Services related to the BESS Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts per BESS Development Project: $0.035 per W for each applicable BESS Development Project, subject to such BESS Development Project achieving sufficient project specific equity or debt financing from third parties to fund the payment of the fees ("BESS Development Fees").

(b) In consideration of the provision of the Services related to the Solar Development Projects, and subject to the terms and conditions herein, during the Term, Bitech shall pay EIP the following amounts per Solar Development Project: $0.035 per W for each applicable Solar Development Project, subject to such Solar Development Project achieving sufficient project specific equity or debt financing from third parties to fund the payment of the fees ("Solar Development Fees").

(c) If any Development Projects pursuant to the Agreement are sold by Emergen to a third-party then EIP would be due the greater of: (i) any unpaid project's specific BESS Development Fees or Solar Development Fees defined in Section 2.06; or (ii) 62.5% of the proceeds less any project specific BESS Development Fees or Solar Development Fees paid previously.

(d) In consideration of the provision of the Services related to the Other Development Projects, and subject to the terms and conditions herein, during the Term, for each Other Development Project in which Bitech engages, Bitech shall pay EIP the higher of either (a) fifty percent (50%) of the gross margin or (b) $0.02 per W in cash, subject to such Other Development Project achieving RTB Status (the "Other Development Fees").

2. Amendment to Section 2.07 Timing of Payment of Fees. Section 2.07 is deleted in its entirety and replaced with the following:

(a) The BESS Development Fees shall be due and payable upon (i) Bitech, or any of its Affiliates, receiving project financing directly related to and collateralized by BESS Projects, this specifically excludes any general public or private offerings by Bitech not directly related to financing a BESS Project, and (ii) when a BESS Project's financing funding terms is sufficient to pay the project specific Development Fees. EIP will be paid on the same timing as the funding terms. For example: if the terms for development fees are 50% at acceptance, 40% RTB and 10% at COD then EIP will be paid as the project development fees are funded.

(b) Acceleration of Payment Clause: Within ninety (90) days (i) of the effective date of a Change of Control or (ii) the removal of Cole W. Johnson as an employee or consultant to Emergen and/or the head of the BESS and Solar Division of Bitech, 62.5% of any remaining BESS Development Fee and 62.5% of any remaining Solar Development Fee shall become due and payable. A "Change of Control" shall be deemed to have occurred if, after the Effective Date, (x) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 50% of the combined voting power of the Company is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company); (y) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation; or (z) the sale or other disposition of all or substantially all of the Company's assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

(c) If any Development Projects pursuant to the Agreement are sold by Emergen to a third-party then EIP would be due the greater of: (i) any unpaid project's specific BESS Development Fees or Solar Development Fees defined in Section 2.06; or (ii) 62.5% of the proceeds less any project specific BESS Development Fees or Solar Development Fees paid previously.

(d) Subject to the requirements as set forth in Section 2.06(d) and the other limitations herein, the timing and other requirements for the payment of Other Development Fees shall be as agreed in writing by the Parties via an addendum to this Agreement prior to the Parties undertaking such Other Development Projects.

3. <u>Effect of Amendment.</u> Except as expressly amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict

between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4. No Waiver. This Amendment is not intended to operate as, and shall not be construed as, a waiver of any Event of Default, whether known to either Party or unknown, as to which all rights of the Parties shall remain reserved.

5. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations, whether written or oral, relating to such subject matter.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and electronic signatures shall be deemed to be of equal force and effect as original signatures.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

8. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Bitech Technologies Corporation

By: ______________________

Name: Benjamin Tran

Title: Chief Executive Officer

Emergen Energy LLC

By: ______________________

Name: Benjamin Tran

Title: Chief Executive Officer

Energy Independent Partners LLC

By: ______________________

Name: Cole W. Johnson

Title: Chief Executive Officer